UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20509

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act

Date of Report (Date of Earliest event Reported): December 5, 2014

STRATEAN INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53498	87-0449945
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2391 South 1560 West

Woods Cross, UT 84087

(Address of principal executive offices, including zip code)

(801) 244-4405
(Registrant’s telephone number, including area code)

1436 Legend Hills Dr, Suite 331

Clearfield, UT 84105

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Section 1 - Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On December 5, 2014, Stratean Inc. (the "Company") and Combustion Resources, Inc. ("Combustion Resources") executed a Service Agreement ("Agreement") to independently test the Company’s Gasifier to further establish its capability of producing large volumes of clean, renewable energy from any carbon compound (Municipal Solid Waste (MSW), Coal, Sewage Sludge) into clean Synthesis Gas.

The testing will be comprised of seven stages or tasks and is estimated to be completed over a 14 week period. Each of the seven stages are briefly outlined below.

1.	Characterize Feedstock: The feedstock selected for use in the Gasifier will be fully characterized to assist in understanding how the Gasifier performs for that feedstock.

2.	Review Design Data: A full understanding of the installation and operation of the Gasifier will be outlined, including configuration, construction, thermochemical calculations and theoretical operating conditions and performance.

3.	Prepare Gasifier for Test Runs: The Gasifer will be installed for testing at Utah State University’s Carbon Energy Innovation Center.

4.	Preliminary Test Runs of Gasifier: Baseline testing will be completed to ensure all systems and support equipment are operating properly.

5.	Perform Baseline Run of Gasifier: Baseline test will be performed during which samples of gas, liquid, and solid effluent streams will be collected and analyzed. During the testing process conditions will be monitored and upon completion the data will be inspected and analyzed to determine how the Gasifier operated during the baseline testing. After completion of the test run Petersen Inc. will inspect and verify mechanical operations and integrity of the gasifier.

6.	Perform Extended Run of Gasifier: An extended run of the Gasifier will be performed following a successful baseline test run. The test run will be used to demonstrate extended operation of the Gasifier, and if there are any effects of extended operation of the Gasifier or associated support equipment. During the extended test run samples of gas, liquid, and solid effluent streams will be collected and analyzed. During the testing process conditions will be monitored and upon completion the data will be inspected and analyzed to determine how the Gasifier operated during the extended testing. After completion of the test run Petersen Inc. will inspect and verify mechanical operations and integrity of the Gasifier.

7.	Project Report: A report will be prepared at the conclusion of the study describing the results of the evaluation of the Gasifier. The report will provide a detailed discussion of the results of the tests, and will make recommendations of possible process revisions and additional work that can provide insights and direction for optimizing the Gasifier performance. The report will also provide recommendations for addition testing and items to be considered regarding feasibility of commercial operation of the Gasifier.

Pursuant to the Agreement, the Company will make payments totaling $147,144. On December, 9, 2014, the Company made an initial payment of $50,000 to begin the project. Another $50,000 will be due upon completion of task 5 and the balance of $47,144 is due upon delivery of the Final Project report.

The foregoing description of the terms of the Agreement is qualified in its entirety by reference to the provisions of the Agreement, which is filed as Exhibit 10.1 to this Current Report and incorporated by reference herein.

Section 2 - Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information contained in Item 1.01 of this Form 8-K is incorporated herein by reference.

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Section 9 - Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits

Exhibit No.	Description

Exhibit 10.1	Service Agreement executed December 5, 2014

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 11, 2014	STRATEAN INC.
(Registrant)

	By:	/s/ Zachary K. Bradford
Zachary K. Bradford, Chief Financial Officer

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